EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES SECOND QUARTER 2007

EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

BOCA RATON, Fla. – July 9, 2007 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its second quarter 2007 financial results on Wednesday, August 8, 2007, at 10:00 a.m. Eastern Time.  The Company intends to distribute its earnings press release after the close of business on Tuesday, August 7, 2007.

This call will be webcast live by CCBN/Thomson Financial and can be accessed at the Company’s website at www.crosscountry.com or by dialing 888-456-0278 from anywhere in the U.S. or by dialing 210-234-0001 from non-U.S. locations – Passcode: Cross Country.  A replay of the webcast will be available from August 8th through August 22nd.  A replay of the conference call will be available by telephone from approximately noon Eastern Time on August 8th until August 22nd by calling 800-890-3519 from anywhere in the U.S. or 402-220-4870 from non-U.S. locations.

The webcast will also be distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors.  Investors can listen to the call through Thomson Financial's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Financial's Individual Investor Network.  Institutional investors can access the call via Thomson Financial/CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

Cross Country Healthcare, Inc. is a leading provider of healthcare staffing services in the United States as well as a provider of human capital management services.  The Company has a national client base of approximately 4,000 hospitals, pharmaceutical companies and other healthcare providers.  Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com.  Shareholders and prospective investors can also register at the corporate website to automatically receive the Company’s press releases, SEC filings and other notices by e-mail.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com